                                                 Exhibit 99.1

CENTRAL EUROPEAN MEDIA ENTERPRISES LTD.
REPORTS RESULTS FOR THE FIRST QUARTER ENDED MARCH 31, 2012

- Net revenues of US$ 167.4 million -
- OIBDA of US$ 14.1 million -
- Decisive actions to deleverage -

HAMILTON, BERMUDA, April 30, 2012 - Central European Media Enterprises Ltd. (“CME” or the “Company”) (NASDAQ/Prague Stock Exchange - CETV) today announced financial results for the three months ended March 31, 2012.

Net revenues for the three months ended March 31, 2012 was US$ 167.4 million compared to $172.8 million for the same period in 2011. OIBDA1 for the three months ended March 31, 2012 was US$ 14.1 million compared to US$ $14.2 million for the first quarter in 2011. Operating loss for the three months ended March 31, 2012 was US$ (10.3) million compared to US$ (7.7) million in 2011. Net loss attributable to CME Ltd. for the three months ended March 31, 2012 improved by US$ 7.7 million to US$ (13.4) million compared to US$ (21.1) million for the same period in 2011. Fully diluted loss attributable to CME Ltd. per share for the three months ended March 31, 2012 improved by US$ 0.12 to US$ (0.21) compared to US$ (0.33) for the period ended March 31, 2011.

Adrian Sarbu, President and Chief Executive Officer of CME, commented: “We are taking significant steps to deleverage with support from two of our largest shareholders, Time Warner and Ronald Lauder. These steps, together with the planned expansion of subscription revenues, will position the company for growth in the future. Our priority in 2012 is to maintain our audience and market share leadership, grow OIBDA and deliver positive free cash flow.”

- continued -

1 OIBDA, which includes program rights amortization costs, is determined as operating income / (loss) before depreciation, amortization of intangible assets and impairments of assets as defined in "Segment Data" below.

Consolidated Results for the Three Months Ended March 31, 2012

Net revenues for the three months ended March 31, 2012 decreased by 3.1% to US$ 167.4 million from US$ 172.8 million for the three months ended March 31, 2011.  Operating loss was US$ (10.3) million for the three months ended March 31, 2012 compared to US$ (7.7) million for the three months ended March 31, 2011. Net loss attributable to CME Ltd. for the three months ended March 31, 2012 improved by US$ 7.7 million to US$ (13.4) million compared to US$ (21.1) million for the three months ended March 31, 2011. Fully diluted loss attributable to CME Ltd. per share for the three months ended March 31, 2012 improved by US$ 0.12 to US$ (0.21) compared to US$ (0.33) for the period ended March 31, 2011.

OIBDA for the three months ended March 31, 2012 decreased by 1.3% to US$ 14.1 million from US$ 14.2 million in the period ended March 31, 2011. OIBDA margin2 for the three months ended March 31, 2012 increased to 8.4% compared to 8.2% for the three months ended March 31, 2011.

Headline consolidated results for the three months ended March 31, 2012 and 2011 were:

	RESULTS
(US$000's)	For the Three Months Ended March 31,
(unaudited)	2012	2011	$ change	% change
Net revenues	$167,433	$172,772	$(5,339)	(3.1)%
OIBDA	14,060	14,246	(186)	(1.3)%
Operating loss	(10,303)	(7,665)	(2,638)	(34.4)%
Net loss attributable to CME Ltd.	(13,392)	(21,114)	7,722	36.6%
Fully diluted loss attributable to CME Ltd. per share	$(0.21)	$(0.33)	$0.12	36.4%

Segment Results

We evaluate the performance of our operations based on Net revenues and OIBDA.
Our Net revenues and Consolidated OIBDA for the three months ended March 31, 2012 and 2011 were:

	SEGMENT RESULTS
(US$000's)	For the Three Months Ended March 31,
(unaudited)	2012	2011	$ change	% change
Broadcast	$146,797	$157,517	$(10,720)	(6.8)%
Media Pro Entertainment	43,405	40,179	3,226	8.0%
New Media	3,679	2,621	1,058	40.4%
Intersegment revenues	(26,448)	(27,545)	1,097	4.0%
Net revenues	$167,433	$172,772	$(5,339)	(3.1)%

Broadcast	$22,878	$26,148	$(3,270)	(12.5)%
Media Pro Entertainment	1,671	724	947	130.8%
New Media	(1,448)	(1,601)	153	9.6%
Central	(8,241)	(9,846)	1,605	16.3%
Elimination	(800)	(1,179)	379	32.1%
Consolidated OIBDA	$14,060	$14,246	$(186)	(1.3)%

2OIBDA margin is defined as the ratio of OIBDA to Net revenues.

CME will host a teleconference and video webcast to discuss its first quarter results on Wednesday, May 2, 2012 at 9:00 a.m. New York time (2:00 p.m. London time and 3:00 p.m. Prague time). The video webcast and teleconference will refer to presentation slides which will be available on CME's website at www.cme.net prior to the call.

To access the teleconference, U.S. and international callers may dial +1 785-424-1055 ten minutes prior to the start time and reference passcode CETVQ112. The conference call will be video webcasted live via www.cme.net and can be viewed on a range of platforms including Windows, Android and Apple devices including iPhone and iPad.

The video webcast and a digital audio replay in MP3 format will be available for two weeks following the call at www.cme.net.

CME will post the results for the first quarter ended March 31, 2012 for its wholly-owned subsidiary CET 21 spol. s r.o. at www.cme.net by Thursday, June 14, 2012.

Forward-Looking and Cautionary Statements

This press release contains forward-looking statements. For all forward-looking statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy or are otherwise beyond our control and some of which might not even be anticipated.  Forward-looking statements reflect our current views with respect to future events and because our business is subject to such risks and uncertainties, actual results, our strategic plan, our financial position, results of operations and cash flows could differ materially from those described in or contemplated by the forward-looking statements.

For a more detailed description of these uncertainties and other factors, please see the "Risk Factors" section in CME's Quarterly Report on Form 10-Q for the period ended March 31, 2012, which will be filed with the Securities and Exchange Commission on May 2, 2012. We undertake no obligation to publicly update or review any forward-looking statements, whether as a result of new information, future developments or otherwise.

This press release should be read in conjunction with our Quarterly Report on Form 10-Q for the three months ended March 31, 2012, which will be filed with the Securities and Exchange Commission on May 2, 2012.

We make available free of charge on our website at www.cme.net our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports as soon as reasonably practicable after we electronically file such material with, or furnish it to, the Securities and Exchange Commission.

CME is a media and entertainment company operating leading businesses in six Central and Eastern European markets with an aggregate population of approximately 50 million people.  CME's broadcast operations are located in Bulgaria (bTV, bTV Cinema, bTV Comedy, bTV Action, bTV Lady and Ring.bg), Croatia (Nova TV, Doma and Nova World), the Czech Republic (TV Nova, Nova Cinema, Nova Sport and MTV Czech), Romania (PRO TV, PRO TV International, Acasa, Acasa Gold, PRO Cinema, Sport.ro, MTV Romania and PRO TV Chisinau Moldova), the Slovak Republic (TV Markíza and Doma), Slovenia (POP TV, Kanal A and the POP NON STOP subscription package). CME's broadcast operations are supported by its content and distribution division, Media Pro Entertainment, as well as its New Media division, which operates Voyo, the pan-regional video-on-demand service. CME is traded on the NASDAQ and the Prague Stock Exchange under the ticker symbol “CETV”.

###

For additional information, please visit www.cme.net or contact:

Romana Wyllie
Vice President of Corporate Communications
Central European Media Enterprises
+420 242 465 525
romana.wyllie@cme.net

CENTRAL EUROPEAN MEDIA ENTERPRISES LTD.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(US$ 000's, except share and per share data)
(unaudited)

	For the Three Months Ended
	March 31,
	2012	2011
Net revenues	$167,433	$172,772
Operating expenses:
Operating costs	29,126	33,655
Cost of programming	97,724	96,031
Depreciation of property, plant and equipment	11,075	13,417
Amortization of broadcast licenses and other intangibles	12,483	7,627
Cost of revenues	150,408	150,730
Selling, general and administrative expenses	27,328	29,707
Operating loss	(10,303)	(7,665)
Interest expense, net	(31,610)	(54,911)
Foreign currency exchange gain, net	23,394	43,265
Change in fair value of derivatives	927	(40)
Other income / (expense)	209	(712)
Loss before tax	(17,383)	(20,063)
Credit / (provision) for income taxes	3,570	(932)
Net loss	(13,813)	(20,995)
Net loss / (income) attributable to noncontrolling interests	421	(119)
Net loss attributable to CME Ltd.	$(13,392)	$(21,114)

PER SHARE DATA:
Net loss per share
Net loss attributable to CME Ltd - Basic and diluted	$(0.21)	$(0.33)

Weighted average common shares used in computing per share amounts (000's):
Basic	64,393	64,369
Diluted	64,393	64,369

CENTRAL EUROPEAN MEDIA ENTERPRISES LTD.
CONDENSED CONSOLIDATED BALANCE SHEETS
(US$ 000's)
(unaudited)

	March 31, 2012	December 31, 2011
ASSETS
Cash and cash equivalents	$150,032	$186,386
Other current assets	363,175	351,903
Total current assets	513,207	538,289
Property, plant and equipment, net	219,877	217,367
Goodwill and other intangible assets, net	1,716,282	1,633,388
Other non-current assets	323,886	292,725
Total assets	$2,773,252	$2,681,769
LIABILITIES AND EQUITY
Accounts payable and accrued liabilities	$230,642	$240,048
Current portion of long-term debt and other financing arrangements	123,918	1,058
Other current liabilities	22,313	14,469
Total current liabilities	376,873	255,575
Long-term portion of long-term debt and other financing arrangements	1,239,637	1,323,311
Other non-current liabilities	85,150	84,941
Total liabilities	$1,701,660	$1,663,827

EQUITY
Common Stock	$5,151	$5,151
Additional paid-in capital	1,405,508	1,404,648
Accumulated deficit	(439,094)	(425,702)
Accumulated other comprehensive income	84,691	17,595
Total CME Ltd. shareholders' equity	1,056,256	1,001,692
Noncontrolling interests	15,336	16,250
Total equity	$1,071,592	$1,017,942
Total liabilities and equity	$2,773,252	$2,681,769

CENTRAL EUROPEAN MEDIA ENTERPRISES LTD.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(US$ 000's)
(unaudited)

	For the Three Months Ended
	March 31,
	2012	2011
Net cash (used in) / generated from operating activities	$(33,065)	$30,172
Net cash used in investing activities	(7,177)	(6,393)
Net cash used in financing activities	(1,251)	(57,207)
Impact of exchange rate fluctuations on cash and cash equivalents	5,139	6,146
Net decrease in cash and cash equivalents	$(36,354)	$(27,282)

Net cash (used in) / generated from operating activities	$(33,065)	$30,172
Capital expenditure, net of proceeds from disposals	(7,177)	(5,496)
Free cash flow	$(40,242)	$24,676

Supplemental disclosure of cash flow information:
Cash paid for interest	$33,084	$39,101
Cash paid for income taxes (net of refunds)	$2,285	$3,701

Segment Data

We manage our business on a divisional basis, with three reportable segments: Broadcast, Media Pro Entertainment (our production and distribution business) and New Media.

We evaluate the performance of our segments based on Net revenues and OIBDA. OIBDA, which includes program rights amortization costs, is determined as operating income / (loss) before depreciation, amortization of intangible assets and impairments of assets. Items that are not allocated to our segments for purposes of evaluating their performance and therefore are not included in their OIBDA, include stock-based compensation and certain other items.  We believe OIBDA is useful to investors because it provides a more meaningful representation of our performance, as it excludes certain items that do not impact either our cash flows or the operating results of our operations.  OIBDA is also used as a component in determining management bonuses. Intersegment revenues and profits have been eliminated in consolidation.  OIBDA may not be comparable to similar measures reported by other companies.

Below are tables showing our Net revenues and OIBDA by segment for the three months ended March 31, 2012 and 2011, together with a reconciliation of OIBDA to our Condensed Consolidated Statement of Operations:

	For the Three Months
(US $000's)	Ended March 31,
(unaudited)	2012	2011
Net revenues
Broadcast:
Bulgaria	$18,928	$19,337
Croatia	11,873	12,511
Czech Republic	51,698	57,706
Romania	31,199	34,354
Slovak Republic	18,635	19,090
Slovenia	14,464	14,519
Total Broadcast	$146,797	$157,517
Media Pro Entertainment	43,405	40,179
New Media	3,679	2,621
Intersegment revenues[3]	(26,448)	(27,545)
Total net revenues	$167,433	$172,772

3 Reflects revenues earned by the Media Pro Entertainment segment through sales to the Broadcast segment. All other revenues are third party revenues.

	For the Three Months
(US $000's)	Ended March 31,
(unaudited)	2012	2011
OIBDA
Broadcast:
Bulgaria	$(1,102)	$162
Croatia	1,021	(332)
Czech Republic	20,194	22,668
Romania	1,895	3,449
Slovak Republic	(457)	(2,506)
Slovenia	2,777	3,214
Divisional operating costs	(1,450)	(507)
Total Broadcast	$22,878	$26,148
Media Pro Entertainment	1,671	724
New Media	(1,448)	(1,601)
Central	(8,241)	(9,846)
Elimination	(800)	(1,179)
Total OIBDA	$14,060	$14,246

	For the Three Months
(US $000's)	Ended March 31,
(unaudited)	2012	2011
Reconciliation to Condensed Consolidated Statement of Operations:

Total OIBDA	$14,060	$14,246
Depreciation of property, plant and equipment	(11,880)	(14,284)
Amortization of intangible assets	(12,483)	(7,627)
Operating loss	$(10,303)	$(7,665)
Interest expense, net	(31,610)	(54,911)
Foreign currency exchange gain, net	23,394	43,265
Change in fair value of derivatives	927	(40)
Other income / (expense)	209	(712)
Credit / (provision) for income taxes	3,570	(932)
Net loss	$(13,813)	$(20,995)